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                                                                       Exhibit 7

1.   RETIREMENT PROGRAM ESTABLISHED FOR:

     Group Master Contract Owner:
     Employer (if Other Than Contract Owner):

11.  PARTICIPANT INFORMATION
     Full Name (First, Middle, Last)
     Street:                         City/State:  Zip:      County:

Social Security No.:             Birthdate:   Sex:      Male          Female
Marital Status:   Married    l Single     Widowed      Divorced
                  E Separated     Date Retirement Pmts. are

     Citizenship: U.S  Other  Specify     Expected to Begin:

111. BENEFICIARY INFORMATION

     Name:                                Relationship:
     Birthdate:
     Street:                         City/State/Zip:


IV.  PURCHASE-PAYMENTS DATA

A.   Periodic Payments
     Since Purchase Payments may originate from several sources, each source should be itemized separately below.

Examples of such
 sources are:

Pension Market-Employer's payments, employee's salary reductions (before taxes), employee's mandatory payments (after taxes) employee's voluntary payments (after taxes); Market -Employer's payments (within eligibility limits), employer's/employee's optional payments; TDA MARKET - Employee's salary reductions (before taxes), employer's or state's matching payments

1. Primary Payments                2. Secondary Payments                  3.  Tertiary Payments
   Source:                            Source:                                 Source:
   Method:                            Method:                                 Method:
      Salary Reduction or                Salary Reduction or                     Salary Reduction or
      Payroll Deduction                  Payroll Deduction                       Payroll Deduction
      Direct Remittance                  Direct Remittance                       Direct Remittance
   Amount of each                     Amount of each                          Amount of each
   Deduction or                       Deduction or                            Deduction or
   Remittance:                        Remittance: $                           Remittance:

Frequency of Deduction or          Frequency of Deduction or              Frequency of Deduction or
Remittance:  Monthly               Remittance: Monthly                    Remittance:  Monthly
Bi-Weekly    Semi-Monthly          Bi-Weekly   Semi-Monthly               Bi-Weekly    Semi-Monthly
Weekly       Other                 Weekly      Other                      Weekly       Other
 *Deductions or Remittances         *Deductions or Remittances             *Deductions or Remittances

To begin on:                       To begin on:                           To begin, on:
                     (Date)                             (Date)                                 (Date)

Annual Amount $                    Annual Amount $                        Annual Amount $

Allocation:      Fixed             Allocation:      Fixed                 Allocation:      Fixed
                 % Variable                         % Variable                             % Variable

*If on a deduction schedule, this is the first pay day for which deductions will occur; otherwise it is the date on which the first remittance will be made.

B. Single Payments or Lump Sum Payments

1.   Attached is a remittance in the amount of

2.   To be used for the purpose of:

     Purchasing a single payment immediate variable annuity (Attach completed
     Form 11410-Notification to Effect Annuity Payments).

     Purchasing a single payment deferred variable annuity.

     Making a one-time only, non-recurring payment into a periodic payment plan
     (lump sum payment).

3.   This payment originated from the following sources (Describe fully):

4.   Payment should be allocated as follows:  % FIXED     AND    % VARIABLE.

SPECIAL REQUESTS       Dated at                        Date

                                   (city. state",
INCLUDE MINIMUM DEATH BENEFIT: [_] YES      [_] NO

ENDORSEMENTS (H.O. USE ONLY)

(Signature of Contract Owner if other than participant)

Signature of Participant

General Agency                    Signature of Registered Representative
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

SECTION 1                                            (a.) Number of Dependents                                Their Ages
                                                     (b.) Applicant's Total Wages                                      $
GENERAL                                                   Other Income (Include Wages of Spouse)
SUITABILITY                                               Applicant's Total Annual Income                              $
INFORMATION                                          (c.) Applicant's Total Fixed Assets
                                                     (d.) Applicant's Total Variable Assets                            $
Registered representatives are required to           (e.) Applicant's Total Debts                                      $
make these inquiries for purposes of de-             (f.) Applicant's Total Life Insurance In-Force                    $
termining the suitability of this sale for the       (g.) Will Applicant be Eligible for Social Security Retirement Benefits?
applicant. The applicant may choose not to           (h.) List the Applicant's Other Sources of Retirement Income:
answer these inquiries. Whenever this occurs
Section 11 must be completed.


SECTION 11                                           I understand that the registered representative is required to make the
APPLICANTS OPTION                                    inquiries in Section 1 for purposes of determining the suitability of
this section only if the inquiries in                this sale. However, I do Complete wish to answer these inquiries.
Section 1 are not answered.

                                                     Signature of Applicant

SECTION III                                          (a.) Applicant's Gross Earnings (before taxes) for Current Tax. Year $

                                                     Also, Average Gross Annual Salary with Present Employer              $

                                                     (b.) Applicant was employed by Present Employer _________ , if any broken
TDA ONLY (REQUIRED)                                       Service Indicate Period             to

                                                     (c.) The Employer is Located In
                                                     (d.) Does Applicant Have Any Other TDA Plan if Yes
                                                          (1.) The Date Enrolled,
Complete this section on all applications for             (2.) Cumulative Contributions to Beginning of Current Tax Year $
participation in a Tax-Deferred Annuity Plan.             (3.) Anticipated Contributions in Current Tax Year $
                                                          (4.) If This Plan Will be Discontinued, on what Date
                                                     (e.) Does Applicant Participate in Any Other
                                                          Retirement Plan with Employer?
                                                          If Yes,   (1.) Cumulative Contributions to End of Current Tax Year $
                                                                    (2.) If Contributory, Cumulative Employee
                                                                         Contributions to End of Current Tax Year $

SECTION IV                                           I CERTIFY THAT:

                                                     (a.) I Have Received a Current Prospectus for a Group Variable Annuity.
APPLICANTS
CERTIFICATION                                         (b) I Have Received No Written Sales Material Other'
Bearing Lincoln National's Name.                          Than Printed Documents

                                                      (c) I Understand that the Basic Objective of the Variable Annuity Contract is to Provide at Retirement, Benefits which May Tend to Conform More
                                                          Closely in the Cost of Living than the Benefits Provided by a
                                                          Fixed Annuity.

                                                      (d) I Understand that All Payments and Values Provided by the
                                                          Contract, when  Based on the Investment Experience of a Variable Account,
                                                          are, Variable and are not Guaranteed as to Fixed Dollar Amount.

                                                      (e) I Understand that I May Elect to have my Payments Allocated at
                                                          Time of  Payment to Purchase Variable Benefits Only, Fixed Benefits only or a Combination of Fixed and Variable Benefits.

                                                      (f) I Understand that a Charge for Sales and Administrative Expense Will Be
                                                          Made Against my Payments as Outlined in the Prospectus.

                                                      (g) I Understand that the Fund Will Pay an Investment Management Fee and a
                                                          Mortality and Expense Promise Fee to Lincoln National as Outlined in the
                                                          Prospectus.

                                                      Signature of Applicant

SECTION V                                             SECTION VI

REGISTERED REPRESENTATIVE REPORT                      FOR HOME OFFICE USE ONLY
(Complete This Section on All Applications)           (a.) Application Approved for Issue By:
(a.) PLEASE PRINT:

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

                  Name of      General     Agents      Credit
Registered Representative       Agency      Code        (%)       Registered Principal I

                                                      (b.) Remarks:

                                                      (c.) GVA Cert. #

(b.) Does Applicant Appear to be in Good Mental and Physical Health? yes. No. If
     No Attach Details.

(c.) Do you have any knowledge or reason to believe that proceeds Date App.
     Received in Home Office from the replacement of Life- Insurance or Annuities will be Cash with App. applied to this contract? Yes No. If yes, attach details Register Date